AMENDMENT
TO
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
MANNING & NAPIER GROUP, LLC
(A Delaware Limited Liability Company)

This First Amendment (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement of Manning & Napier Group, LLC, a Delaware limited liability company (the “Company”), is entered into as of December 1, 2013 (the “Effective Date”), by and among the undersigned Members of the Company.
RECITALS
WHEREAS, the Members entered into the Amended and Restated Limited Liability Company Agreement effective as of October 1, 2011 (the “Original Agreement”);
WHEREAS, the M&N Group Holdings Operating Agreement shall be amended on even date herewith;
WHEREAS, MNA Advisors, Inc. (“MNA Advisors”), a member of M&N Group Holdings, is a party to that certain Amended and Restated Shareholders Agreement dated November 23, 2011, as amended effective November 23, 2011, which agreement shall be amended on even date herewith (the “MNA Shareholder Agreement”);
WHEREAS, Manning & Napier Capital Company, L.L.C. (“MNCC”), a Member of the Company, is a party to that certain Amended and Restated Operating Agreement dated November 23, 2011, which agreement shall be amended on even date herewith (the “MNCC Operating Agreement”);
WHEREAS, in conjunction with the amendments to the M&N Group Holdings Operating Agreement, the MNA Shareholder Agreement, and the MNCC Operating Agreement, the Members desire to amend the Original Agreement as provided herein;
WHEREAS, pursuant to Section 13.01 of the Original Agreement, the Original Agreement may be amended with the written consent of the Managing Member and M&N Group Holdings; and
NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the undersigned Members agree as follows:
1.     Definitions.    Any capitalized term used, but not defined, in this Amendment shall have its respective meaning as set forth in the Original Agreement.

2.    Amendments. From and after the Effective Date, Section 9.06 shall be amended and restated in its entirety to read as follows:
“9.06    Redemption.
(a) Permissive Redemption. The Managing Member shall have the sole discretion to approve any request for redemption of any Unit. Notwithstanding the foregoing, no redemption shall be permitted unless:
(i)    the conditions to a Transfer in Section 9.03 are satisfied with respect to the redemption as if the redemption were a Transfer;
(ii)    the Requesting Member provides the Managing Member a written request for redemption at least 60 calendar days in advance of the requested redemption date;
(iii)    the redemption price is established not earlier than 60 calendar days after the Managing Member’s receipt of such written request; and
(iv)    the redemption, if granted, together with “transfers” (within the meaning of Section 7704 of the Code) previously effectuated during the Fiscal Year of the Company (other than transfers described in Treasury Regulation Section 1.7704-1(e)) does not exceed 10% of the total interests in the Company’s capital or profits.
The Managing Member may elect to waive one or more of (i)-(iv) if a written opinion is received by the Company’s tax counsel, in a form reasonably satisfactory to the Managing Member, that the proposed redemption will not adversely cause the Company to constitute a “publicly traded partnership” within the meaning of Section 7704 of the Code.
(b) Mandatory Redemption.
(i)    Notwithstanding Section 9.06(a) above, in the event that (i) MNA Advisors elects to purchase Unvested Shares (as defined in the MNA Shareholder Agreement) pursuant to Article 8 of the MNA Shareholder Agreement, in which event M&N Group Holdings will redeem a proportionate share of MNA Advisors’ interests in M&N Group Holdings pursuant to Section 9.06(b) of the M&N Group Holdings Operating Agreement or (ii) MNCC elects to purchase Unvested Percentage Interests (as defined in the MNCC Operating Agreement) pursuant to Article XI of the MNCC Operating Agreement, then the Company shall redeem a proportionate share of M&N Group Holdings’ Units or MNCC’s Units, as applicable, in the Company. The purchase price for the redeemed Units will be the purchase price for the applicable Unvested Shares or Unvested Percentage Interests determined pursuant to Section 8.2 of the MNA Shareholder Agreement or Section 11.2 of the MNCC Operating Agreement. The purchase price shall be payable on the same terms as the purchase price for the applicable Unvested Shares or Unvested Percentage Interests determined pursuant to Section 8.3 of the MNA Shareholder Agreement or Section 11.3 of the MNCC Operating Agreement. The closing date shall be the closing date for the purchase of the applicable Unvested Shares or Unvested Percentage Interests. MNA Advisors or MNCC shall provide written notice to the Company of its election to purchase Unvested Shares or Unvested Percentage Interests, which notice shall include the purchase price, terms of payment, and closing date, at least 10 days prior to the closing date.
(ii)     Units that have been redeemed by the Company pursuant to Section 9.06(b) above will be re-issued by the Company, as determined by the Managing Member (and its Compensation Committee), at a meeting of the Managing Member’s Compensation Committee (the next regularly scheduled or a special meeting) to employees of the Company or its Affiliates. The Managing Member will issue equity in the Managing Member to such employees rather than Units in the Company and a corresponding number of Units will be issued to the Managing Member. Such Units may be issued with such designations, preferences and rights and other terms and conditions (such as vesting) as shall be fixed by the Managing Member by resolution thereof. All issuances of Units shall require the prior approval of the Managing Member.
3.    Miscellaneous Provisions
(a)    This Amendment shall constitute and evidence the consent of the Managing Member, M&N Group Holdings, and any other undersigned Members to this Amendment within the meaning of Section 13.01 of the Original Agreement.
(b)     Except as expressly amended hereby, the terms and conditions of the Original Agreement are hereby ratified and confirmed, and shall continue in full force and effect. In the event of any conflict or inconsistency between the terms set forth herein and the terms of the Original Agreement, the terms contained in this Amendment shall control.
(c)    This Amendment shall be governed by, and construed in accordance with, the laws and decisions of the State of Delaware, without regard to conflict of law rules applied in such State.
(d)     This Amendment constitutes the entire understanding among the parties hereto. No waiver or modification of the provisions of this Amendment shall be valid unless it is in writing and executed pursuant to Section 13.01 of the Original Agreement and then, only to the extent therein set forth.
(e)    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement binding on the Members and the Board. For purposes of this Amendment, any signature hereto transmitted by facsimile or e-mail (in PDF format) shall be considered to have the same legal and binding effect as any original signature hereto.
[THE NEXT PAGE IS THE SIGNATURE PAGE.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

MANAGING MEMBER:
MANNING & NAPIER, INC.

By:     /s/ Richard B. Yates
Name: Richard B. Yates
Title: Corporate Secretary

M&N GROUP HOLDINGS, LLC

By:     /s/ William Manning
Name: William Manning
Title: Managing Member

MANNING & NAPIER CAPITAL COMPANY, LLC

By:     /s/ Michelle Thomas
Name: Michelle Thomas
Title: Corporate Secretary